Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 of Open Lending Corporation, a Delaware corporation (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, Jessica Buss, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(i)the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii)the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jessica Buss
Jessica Buss
Chief Executive Officer (Principal Executive Officer)

Date: May 8, 2025
In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 of Open Lending Corporation, a Delaware corporation (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, Charles D. Jehl, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(i)the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii)the information contained in the Form 10-Qfairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Charles D. Jehl
Charles D. Jehl
Interim Chief Financial Officer (Principal Financial and Accounting Officer)

Date: May 8, 2025